_____________, 2013

Re: Placement Agent Agreement

Dear Mr. ___________:

This will confirm the understanding and agreement (the “Agreement”) between ______________, a ______ limited liability company (“Placement Agent”), Passport Potash, Inc., a British Columbia, Canada corporation (the “Company”), as follows:

1. The Company hereby engages Placement Agent on a best efforts basis as its non-exclusive agent in connection with the issuance and sale of equity or equity-linked securities of the Company (the “Securities”) to a limited number of institutional, accredited individual or strategic investors (each an “Investor”) in a proposed offering of the Securities under the Registration Statement (as defined below) at a price and upon terms satisfactory to the Company (the “Transaction”). For purposes hereof, the term “Securities” also includes a convertible loan or other type of investment convertible into or exchangeable for or otherwise linked to the equity of the Company.

2. The appointment and authorization of Placement Agent under Section 1 of this Agreement shall commence on the date hereof and shall expire __ months after the date hereof (the “Term”).

2a. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-187879), including any related prospectus or prospectuses, for the registration of the Securities (including the shares of Common Stock underlying such Securities) under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Closing pursuant to paragraph (b) of Rule 430A of the Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b).

3. The Company acknowledges and agrees that Placement Agent will be using, and relying upon, the Company to furnish Placement Agent with written materials and information, including but not limited to financial statements, to be provided to potential Investors (the “Materials”) describing the Company and the Transaction concerning the Company’s business, operations, assets, liabilities and receivables, and Placement Agent will be using, and relying upon, such Materials supplied by the Company, its officers, agents, and others and any other publicly available information without any independent investigation or verification thereof or independent appraisal by Placement Agent of the Company or its business or assets. Placement Agent does not assume responsibility for the accuracy or completeness of the Materials, including but not limited to any disclosure materials related to the Transaction, except for such information that is provided in writing by Placement Agent to the Company that is independently produced by Placement Agent and not based on Materials provided by the Company or information available from generally recognized public sources. The Company shall provide Placement Agent with access to the Company’s officers, directors, accountants, counsel and other advisors, and shall keep Placement Agent fully informed of any events that might have a material effect on the financial condition of the Company. The Company represents and warrants to Placement Agent that all information concerning the Company, including, without limitation, all information contained in the Materials, will be true, complete and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. If at any time prior to the completion of a Transaction an event occurs which would cause the Materials (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Placement Agent immediately of such event. Notwithstanding any previously executed non-disclosure agreement, Company agrees Placement Agent is permitted to show Materials to prospective investors in order to induce them to participate in a Transaction as contemplated by this Agreement.

4. The Company agrees to pay Placement Agent, upon the closing of a Transaction with Investors (each, a “Closing”), the following compensation: (i) __% of the aggregate consideration raised in each Closing from Investors identified by Placement Agent, payable in cash by wire transfer at the time of the Closing, and (ii) warrants to purchase __% of the number of shares of the common stock of the Company sold to Investors identified by Placement Agent at such Closing, taking into consideration any increase in shares under a ratchet or similar provision pursuant to which the number of shares initially purchased is subsequently increased (provided that such additional consideration issuable to Placement Agent as a result of a ratchet will be issuable to Placement Agent at the time of such ratchet, if at all) (the “Warrants”). The Warrants will be identical to any warrants issued to Investors.

     The foregoing fees are payable for any sale of Securities that occurs during the Term or within 24 months thereafter with respect to Investors identified by Placement Agent.

5. For purposes of this Agreement:

     (a) Aggregate consideration shall mean the total consideration (stock, cash, assets and all other property (real or personal, tangible or intangible) plus debt and liabilities assumed (including, without limitation, loans, indebtedness for borrowed money, pension liabilities and guarantees), funding, advances, license fees, royalty fees, joint venture interests or other property, obligations or services) exchanged or received, or to be exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any Transaction, including, without limitation, any amounts paid or received, or to be paid or received, pursuant to any employment agreement, consulting agreement, loan agreement, covenant not to compete, option, warrant, escrow payment or any amount payable in the future when such funds are paid to the Company, earn-out or contingent payment right or similar arrangement, agreement or understanding, whether oral or written, associated with such Transaction.

     (b) In the event consideration is to be paid in whole or in part by installment payments, the portion of Placement Agent’s fee relating thereto shall be calculated and paid when and as such installment payments are made.

     (c) Consideration received by the Company paid in whole or in part in the form of securities or other noncash consideration will be valued at its fair market value, as reasonably determined by an independent third party to be mutually agreed upon by the Company and Placement Agent, as of the day prior to the Closing (or later date on which a contingent payment is made), provided, however, that if such consideration consists of securities with an existing trading market, such securities will be valued at the average of the last sales price for such securities on the five trading days prior to the date of the Closing (or later date on which a contingent payment is made).

6. The Company shall reimburse Placement Agent periodically for its reasonable and customary out-of-pocket and incidental expenses incurred during the term of its engagement hereunder, including the fees and expenses of its legal counsel and those of any advisor retained by Placement Agent.

7. The Company agrees to provide indemnification as set forth in Annex A attached hereto and made a part hereof.

8. Upon a Closing, the Company agrees that Placement Agent has the right to place notices and/or advertisements in financial and other newspapers and journals (whether in print or on the internet), and to publicize on its own website and/or marketing materials, at its own expense, describing its services to the Company hereunder.

9. The provisions of Sections 4, 6, and 7 (including, without limitation, the provisions of indemnification referred to in Section 7) shall survive the expiration or termination of this Agreement.

10. Nothing contained in this Agreement shall limit or restrict the right of Placement Agent or of any member, employee, agent or representative of Placement Agent, to be a shareholder, member, partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of Placement

Agent to render services of any kind to any other corporation, company, firm, individual or association.

11. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

12. Any notices hereunder shall be in writing, and shall be sent to the Company and to Placement Agent at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given by giving written notice to the other party of such change of address in the manner herein provided.

13. This Agreement shall inure to the benefit of and be binding upon the respective, Affiliates, successors and assigns of the parties hereto. The term “Affiliates” shall mean, with respect to any person or entity, any other person or entity who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with such person or entity and any spouse, parent or issue of any such person; “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a person or entity whether through ownership of voting securities, by contract or otherwise.

14. Any dispute arising under or relating to this Agreement or the parties' respective rights and duties hereunder shall be resolved by binding arbitration to be held in New York, New York under the Simplified Rules of the Judicial Arbitration and Mediation Service (JAMS). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any party may commence arbitration under this provision by the delivery to the other party of a written dispute notice setting forth a brief description of the matter to be resolved (the “Dispute Notice”).

     Subject to the foregoing, this Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law. The parties irrevocably agree that any legal action or proceeding under, arising out of or in any manner relating to this Agreement shall be brought exclusively in any court of competent jurisdiction in the County of New York, State of New York. Each of the parties, by its execution and delivery of this Agreement, expressly and irrevocably assents and submits to the jurisdiction of any of such courts in any such action or proceeding. The parties further irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by registered or certified mail in the manner prescribed in Section 12 hereof. The parties further irrevocably consent that any judgment rendered by such court in the State of New York may be entered in other court having competent jurisdiction thereof.

15. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

16. Placement Agent will not have any rights or obligations in connection with the sale and purchase of the Securities contemplated by this Agreement except as expressly provided in this Agreement. In no event will Placement Agent be obligated to purchase the Securities for its own account or for the accounts of its customers. Placement Agent will have the right, but not the obligation, however, to determine the allocation of the Securities among potential purchasers introduced by Placement Agent, provided that such allocation is reasonably acceptable to the Company.

17. Placement Agent is acting as financial advisor and is not an expert on, and cannot render opinions regarding, legal, accounting, regulatory, or tax matters. The Company should consult with its other professional advisors concerning these matters before undertaking any Transaction. All services, advice and information and reports provided by Placement Agent to the Company in connection with this assignment shall be for the sole benefit of the Company and shall not be relied upon by any other person.

Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

Very truly yours,
___________________________________

By:___________________________________
ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

By: ______________________________________

[Annex A follows]

Annex A
Indemnification Provisions

In connection with the engagement of ______________, a ______ limited liability company (“Placement Agent”) by the Company pursuant to the Agreement, the Company hereby agrees as follows:

1.

In connection with or arising out of or relating to the engagement of Placement Agent under the Agreement, or any actions taken or omitted, services performed or matters contemplated by or in connection with the Agreement, the Company agrees to reimburse Placement Agent, its affiliates and their respective members, officers, employees, agents and controlling persons (each an “Indemnified Party”) promptly upon demand for actual, out-of-pocket expenses (including reasonable fees and expenses for legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in respect thereof (collectively, a “Claim”). The Company also agrees (in connection with the foregoing) to indemnify and hold harmless each Indemnified Party from and against any and all out-of-pocket losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, including any amount paid in settlement of any litigation or other action (commenced or threatened) to which the Company shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable pursuant to this paragraph in respect of any loss, claim, damage or liability to the extent that a court or other agency having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such loss, claim, damage or liability was incurred solely as a direct result of the willful misconduct or gross negligence of such Indemnified Party. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its partners, security holders or creditors related to or arising out of the engagement of Placement Agent pursuant to, or the performance by Placement Agent of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is determined in a final judgment (not subject to further appeal) by a court to have resulted solely from willful misconduct or gross negligence of Placement Agent.

2.

An Indemnified Party shall have the right to retain separate legal counsel of its own choice to conduct the defense and all related matters in connection with any Claim. The Company shall pay the reasonable fees and expenses of such legal counsel, and such counsel shall to the fullest extent, consistent with its professional responsibilities, cooperate with the Company and any legal counsel designated by the Company.

3.

The Company will not, without the prior written consent of each Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be reasonably sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person against whom such Claim may be brought hereunder from any and all liability arising out of such Claim.

4.

In the event the indemnity provided for in paragraphs 1 and 2 of this Annex A is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by an Indemnified Party in respect of such Indemnified Party’s losses, claims, damages and liabilities as to which the indemnity provided for in paragraphs 1 and 2 of this Annex A is unavailable or insufficient (i) in such portion as appropriately reflects the relative benefits received by the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the matters as to which losses, claims, damages or liabilities relate, or (ii) if the allocation provided by (i) above is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, as well as any other equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other out-of-pocket fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received by Placement Agent under the Agreement (excluding any amounts received as reimbursement of expenses by Placement Agent).

5.

In the event any Indemnified Party is requested or required to appear as a witness in any action, suit or proceeding brought by or on behalf of or against the Company or any affiliate or any participant in a Transaction covered hereby in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse Placement Agent and such Indemnified Party for all reasonable disbursements incurred by them in connection with such Indemnified Party’s appearing and preparing to appear as a witness, including, without limitation, the fees and disbursements of their legal counsel, and to compensate Placement Agent and such Indemnified Party in an amount to be mutually agreed upon.

6.

All amounts due under the Indemnification Provisions of this Annex A shall be payable within ten (10) days after written notice of such event giving rise to the indemnification obligations, and if not paid within such 10-day period, such amounts shall bear interest at a rate of 1.5% per month or at the highest rate permitted under the laws of the State of New York, whichever rate is lower.

7.

These Indemnification Provisions shall remain in full force and effect in connection with the transactions contemplated by the Agreement whether or not consummated, and shall survive the expiration or termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any Indemnified Party under the Agreement or otherwise.

8.	Each party hereto consents to personal jurisdiction and service of process and venue in any court in the State of New York in which any claim for indemnity is brought by any Indemnified Person.

By: _____________________________	By: ___________________________

Chief Executive Officer	Chief Financial Officer